UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2013

Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue,

Dallas, TX 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2013, Energy Transfer Partners, L.P. (“ETP”) and Energy Transfer Equity, L.P. (“ETE”, and together with ETP, the “Partnerships”) and Regency Energy Partners LP (“Regency”) announced that Southern Union Company, an affiliate of the Partnerships (“Southern Union”), has entered into a definitive contribution agreement dated February 27, 2013 (the “Contribution Agreement”) with Regency, Regency Western G&P LLC, a special purpose subsidiary of Regency (“Regency SPV”), and for certain limited purposes, ETP Holdco Corporation (“ETP Holdco”), ETE, ETP and ETC Texas Pipeline, Ltd. (“ETC Texas”), pursuant to which Southern Union has agreed to contribute to Regency (the “Contribution”) all of the issued and outstanding membership interest in Southern Union Gathering Company, LLC (the “Company”), and its subsidiaries. ETP Holdco, which is owned 60% by ETE and 40% and controlled by ETP, is a party to the Contribution Agreement for the limited purposes of (i) guaranteeing the payment of any indemnification obligations of Southern Union thereunder and (ii) the non-competition provisions. ETP and ETE are both parties to the Contribution Agreement for the limited purposes of (i) the non-competition provisions and (ii) the agreement by the parties to cooperate in good faith to negotiate definitive documentation regarding the shared services arrangement between ETE, ETP and Regency. The consideration to be paid by Regency in exchange for the Contribution is valued at $1.5 billion and will consist of (i) the issuance of 31,372,419 Regency common units to Southern Union, (ii) the issuance of 6,274,483 Regency Class F units to Southern Union, (iii) the distribution of $570 million in cash to Southern Union, and (iv) the payment of $30 million in cash to ETC Texas.

Upon the closing of the Contribution, ETE, which owns the general partner and incentive distribution rights (“IDRs”) of Regency, will agree to forego all distributions with respect to its IDRs on the Regency common units issued in exchange for the Contribution for the first eight consecutive quarters following the closing. The Class F units will have the same rights, terms and conditions as the Regency common units, except that Southern Union will not receive distributions on the Class F units for the first eight consecutive quarters following the closing, and the Class F units will thereafter automatically convert into Regency common units on a one-for-one basis.

At the closing of the Contribution, the parties will enter into, among others, the following ancillary agreements (the copies or terms of which are attached as exhibits to the Contribution Agreement):

•	A registration rights agreement between Southern Union and Regency. Under the registration rights agreement, Regency will grant to Southern Union certain registration rights, including rights to cause Regency to file with the Securities and Exchange Commission (“SEC”) a shelf registration statement under the Securities Act of 1933, as amended, with respect to resales of the Regency common units and common units issuable upon conversion of the Class F units to be acquired by Southern Union under the Contribution Agreement. It will also contain customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities.

•	The parties will review all functions currently provided to Regency and the Company pursuant to the existing Shared Services Agreement and Operation and Services Agreement to determine which functions will be provided post-closing and the appropriate cost therefor. The parties will establish a process for moving functions that will not be provided post-closing from the current service provider to Regency and the Company. If the parties are not able to reach an agreement, the Shared Services Agreement and/or the Operation and Services Agreement will be terminated and the parties will enter into a transition services agreement. If the parties elect to continue these agreements, then the Shared Services Agreement and/or the Operation and Services Agreement would be amended accordingly. Any amended Shared Services Agreement will provide for an agreed upon waiver of the $10 million annual service fee payable by Regency for 24 whole calendar months after the closing.

•

Regency plans to incur a new and separate borrowing (which may be in the form of a new credit facility and/or senior debt) that will be used by Regency to fund the cash portion of the consideration, as adjusted, under the Contribution Agreement and pay certain other expenses or disbursements directly related to the closing of the Contribution (the “Contribution Debt”). A newly created wholly owned subsidiary of Regency (“Regency Subsidiary Guarantor”) will enter into a Guarantee of Collection with Regency at the closing with respect to the Contribution Debt. PEPL Holdings, LLC, a subsidiary of Southern Union, will enter into a Support Agreement with Regency Subsidiary Guarantor at the closing, pursuant to which PEPL Holdings, LLC will provide contingent residual support to Regency Subsidiary Guarantor (on a nonrecourse basis to the Contributor) with respect to Regency Subsidiary Guarantor’s obligations to Regency under the Guarantee of Collection to support the payment of the Contribution Debt.

The Contribution Agreement contains customary representations, warranties and agreements by Southern Union and Regency, and customary conditions to closing including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and receipt of required third party consents. The agreements also contain indemnification obligations of Southern Union and Regency, and other obligations of the parties and termination provisions. The summary of the Contribution Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The transactions contemplated by the Contribution Agreement are expected to close in the second quarter of 2013.

ETE owns the general partner of Regency and as a result controls Regency. ETE also owns the general partner of ETP and as a result controls ETP. Southern Union is wholly owned by ETP Holdco Corporation, which is owned 60% by ETE and 40% by ETP. In recognition of potential conflicts of interest created by these relationships, the board of directors of ETP submitted the proposed Contribution to the conflicts committee of the board comprised of three directors who meet the requirements for service on the conflicts committee (the “Conflicts Committee”). Acting pursuant to the provisions of the ETP partnership agreement, the Conflicts Committee reviewed the proposed Contribution and, with the assistance of independent financial and legal advisors, determined that the Contribution was fair to ETP and recommended approval of the Contribution by the full board of directors. After receiving approval and the recommendation of the Conflicts Committee, the ETP board of directors approved the Contribution.

Item 7.01. Regulation FD Disclosure.

On February 27, 2013, the Partnerships issued a press release announcing the entry into the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the transactions described above may not be consummated or that the anticipated benefits from the transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in ETP’s Annual Report on Form 10-K for the year ended December 31, 2011 and other documents filed by ETP from time to time with the SEC. ETP undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
2.1*	Contribution Agreement dated as of February 27, 2013 by and among Southern Union Company, Regency Energy Partners LP, Regency Western G&P LLC, and, for certain limited purposes, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd.

99.1	Press release, dated February 27, 2013, announcing the entry into the Contribution Agreement.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner
Date: February 28, 2013

/s/ Martin Salinas, Jr.
Martin Salinas, Jr. Chief Financial Officer